UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

Iterum Therapeutics plc
(Exact name of registrant as specified in its charter)
Ireland	001-38503	98-1283148
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	ITRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)On March 11, 2021, Patrick Heron, notified the board of directors (the “Board”) of Iterum Therapeutics plc (the “Company) of his intention to resign as a director of the Company, effective as of March 12, 2021.  Mr. Heron’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

(d)On March 11, 2021, upon recommendation of the Nominating and Corporate Governance Committee, the Board of the Company approved the appointment of Beth Hecht to the Board, effective as of March 12, 2021.  Ms. Hecht will serve as a Class II director with a term expiring at the Company’s 2023 annual general meeting of shareholders until her successor is duly elected and qualified, or until her earlier death, resignation or removal.  Ms. Hecht has also been appointed as a member of the Audit Committee and Compensation Committee of the Board.

Ms Hecht will receive compensation for her service as a non-employee director and member of the Audit Committee and Compensation Committee in accordance with the Company’s Non-Employee Director Compensation Policy.  Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, Ms. Hecht will be eligible to receive annual cash retainers of $35,000 for serving on the Board, $7,500 for serving as a member of the Audit Committee, and $6,000 for serving as a member of the Compensation Committee, or, beginning in 2022, in lieu of such cash compensation, and at her election, share options or restricted share units, or a mixture of share options and restricted share units.  In addition, she will be eligible to receive annual equity grants of $110,000.  She will also receive reimbursement for reasonable travel and other expenses incurred in connection with attending Board and committee meetings.  A copy of the Amended and Restated Non-Employee Director Compensation Policy is filed as Exhibit 10.1 hereto.

Ms Hecht is expected to enter into the Company’s standard form of indemnification agreement, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2018 as Exhibit 10.10 to the Registration Statement on Form S-1, and a standard form of indemnification agreement with its U.S. subsidiary, Iterum Therapeutics US Limited, a copy of which was filed with the SEC on May 1, 2018 as Exhibit 10.11 to the Registration Statement on Form S-1.

There are no family relationships between Ms. Hecht and any of the Company’s directors or executive officers and Ms. Hecht does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Iterum 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.  There were no arrangements or understandings between Ms. Hecht and any other person pursuant to which Ms. Hecht was selected as a director of the Company.

The Company issued the press release attached hereto as Exhibit 99.1 related to the events discussed above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Non-Employee Director Compensation Policy.
99.1	Press Release of Iterum Therapeutics plc dated March 16, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Dated: March 16, 2021
	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer